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                                                                    Exhibit 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Unico, Inc. registration statement on Form S-4 of our report dated November 13, 1996 accompanying the consolidated financial statements of Chatfield Dean & Co., Inc. for the years ended September 30, 1996, 1995 and 1994 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


February 3, 1997                       SPICER JEFFRIES & CO.